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                                                                     Exhibit 8.1

                             [FORM OF TAX OPINION]
                             ---------------------

                       [LETTERHEAD OF ERNST & YOUNG LLP]

                                         _________, 1999


Quantum Corporation
500 McCarthy Boulevard
Milpitas, CA 95035


Ladies and Gentlemen:

     We have acted as the tax advisor to Quantum Corporation ("Quantum") in connection with the proposed adoption of an amended and restated certificate of incorporation which would result in the exchange of its existing class of outstanding common stock for two new classes of common stock of Quantum.


     We have examined the Registration Statement on Form S-4 (the "Registration Statement"), including the preliminary Proxy Statement and Prospectus dated May __, that forms a part thereof, relating to the above-described transaction. In addition, we have examined such other documents, obtained such certifications of officers, and have made such other and further investigations, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth. In such examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as drafts or as certified, conformed, photostatic or facsimile copies, and the authenticity of the originals of such latter documents. We have also assumed that all information, statements and descriptions in the Registration Statement, officers certificates and other relevant documents are true, correct and complete in all material aspects and any statement subject to a knowledge qualification is true without such qualification.

     Based upon the foregoing, we hereby confirm that, subject to the qualifications and limitations stated herein and in the Registration Statement, our opinions set forth in the Registration Statement under "Proposal 1--The Tracking Stock Proposal" with respect to "United States Federal Income Tax Considerations" under the captions "Tax Implications of the Tracking Stock Proposed to Stockholders" and "Tax Implications of a Conversion of DSSG Stock and HDDG Stock", insofar as they purport to constitute a summary of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute an accurate description of the matters described therein in all material respects.
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     Our opinion is based upon the Internal Revenue Code of 1986, as amended, the Treasury regulations promulgated thereunder and other relevant authorities and law, all as in effect on the date hereof. No opinion is expressed except as specifically set forth in the above-referred captions. This opinion merely represents our best judgment based on existing authorities, none of which directly addresses the Federal income tax consequences of the issuance of multiple classes of stock of a single corporation which are intended to separately track the economic performance of different businesses of the issuer. The Internal Revenue Service is not precluded from successfully asserting a position contrary to that set forth in the above-referenced captions. Finally, future interpretations of, or changes in, the law may cause the tax treatment of the transactions referred to herein to be materially different from that described above, including, but not limited to the proposed change described under "Proposal 1--The Tracking Stock Proposal" with respect to "United States Federal Income Tax Considerations" under the caption "Clinton Administration Proposal". Nevertheless, we undertake no responsibility to notify you of any subsequent development.

     We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the appropriate headings in the prospectus that forms a part of the Registration Statement.


                                    Very truly yours,

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